Exhibit 10.16

[handwritten]

LDR MEDICAL

June 24, 2013

RENEWAL OF

COMMERCIAL LEASE by the

AUBE DEPARTMENT

to LDR MEDICAL

SCP CHATON - COSSARD - MARTIN

Associated Notaries

30, boulevard Victor Hugo - TROYES (Aube)

Telephone: (+33) 03.25.82.66.55

[stamp]

Attorney E. CHATON

Attorney P. COSSARD

Attorney B. H. MARTIN

Associated Notaries

30, bd Victor Hugo

10000 TROYES

June 24, 2013

RENEWAL OF

COMMERCIAL LEASE by the

AUBE DEPARTMENT

to LDR MEDICAL

THE YEAR TWO THOUSAND THIRTEEN

JUNE TWENTY-FOURTH

The undersigned Attorney Pascal COSSARD, member of the French company “CHATON - COSSARD - MARTIN, notaires associés d’une société civile professionnelle titulaire d’un office notarial” (associated notaries in professional civil partnership holding a notary office), the headquarters of which is at TROYES (Aube), 30 Boulevard Victor Hugo,

Has received this authentic instrument containing RENEWAL of A COMMERCIAL LEASE, at the request of the individuals named below:

IDENTIFICATION OF THE PARTIES

LESSOR

The AUBE DEPARTMENT, the headquarters of which is at TROYES (10000), Hôtel du Département, 2 rue Pierre Labonde, identified on the SIRET (Système Informatique du Répertoire des Entreprises et de Leurs Établissement), i.e., the French corporate and trade registration system, under number 221 000 052 00011 and on the SIREN (Système National Informatique pour le Répertoire des Entreprises et des Etablissements), i.e., the French national statistical registration system, Registry under number 221 000 052

Hereinafter referred to as “LESSOR,”

TENANT

The French company known as LDR MEDICAL, Société par Actions Simplifiée (simplified joint-stock corporation) with share capital of €230,429.20, having corporate headquarters at ROSIERES PRES TROYES (10430), 4, rue Gustave Eiffel, Hôtel de Bureaux, identified on the SIREN under No. 433 924 529 and registered with the Trade and Corporate Registry of TROYES.

Hereinafter referred to as “TENANT,”

PRESENCE - REPRESENTATION

- The AUBE DEPARTMENT is represented by Mr. Philippe ADNOT, Chairman of the General Council,

Acting in such capacity, pursuant to a resolution of the Permanent Commission to the General Council, dated January 14, 2013, properly forwarded to the competent government representative, certified as enforceable as of January 23, 2013, a copy of which shall be attached and annexed to this instrument, as identified.

The representative of the AUBE DEPARTMENT declares that the resolution was not subject to any appeal to the Administrative Tribunal.

[Notary seal]

Attorney Pascal COSSARD, Notary

TROYES (Aube)

The company LDR MEDICAL is represented by:

Mr. Patrick RICHARD, Vice Chairman and Chief Executive Office, having all authority pursuant to the corporate bylaws,

SETS FORTH THE FOLLOWING

Prior to the amendment which is the object of this instrument, the LESSOR sets forth the following:

~ COMMERCIAL LEASE OF JANUARY 14, 2005

Pursuant to an instrument received by the undersigned notary, Attorney Philippe SOMBORN, on January 14, 2005, a commercial lease was drawn up by the AUBE DEPARTMENT for the company LDR MEDICAL bearing on the premises located at ROSIERES PRES TROYES (Aube), Hôtel de Bureaux 1, 4 rue Gustave Eiffel:

•	During the 1st quarter of 2004: 454.60 m2

•	During the 2nd quarter of 2004: 603.45 m2

•	After July 1, 2004: 693.15 m2

•	After January 1, 2005: 746.55 m2

For a duration of nine complete and consecutive years starting December 15, 2003, for an annual lease payment net of tax of:

- For the period from January 1 to December 31, 2004:

An annual lease payment of €63 net of tax per square meter leased, i.e.:

* For the 1st quarter of 2004:	€63 x 454.60 m2 =	€7,159.95 net of tax
4

* For the 2nd quarter of 2004:	€63 x 603.45 m2 =	€9,504.34 net of tax
4

* From July 1, 2004 to December 31, 2004:
	€63 x 693.15 m2 =	€21,834.22 net of tax
2

* Yielding a total lease payment net of tax for 2004 of		€38,498.51 net of tax

- For subsequent years:

An annual lease payment of €90 net of tax per m2 leased, i.e.

* €90 x 746.55 m2 =	€67,189.50 net of tax

The lease payment calculated above is payable per month, in advance, on the 1st of each month.

~ AMENDMENT to the COMMERCIAL LEASE of October 27 and November 10, 2006

Pursuant to an instrument received by the aforementioned Attorney Philippe SOMBORN on October 27 and November 10, 2006, an initial amendment of the aforementioned commercial lease of January 14, 2005 has been recorded.

The parties have mutually agreed that retroactively as of January 1, 2006, the lease would apply to all premises of the Hôtel de Bureaux located at ROSIERES PRES TROYES (Aube), 4 rue Gustave Eiffel, comprising floor space of 2,416 m2.

Thus comprising an annual lease payment retroactive as of January 1, 2006 of €90.00 net of tax per m2 leased, or	€217,440.00 net of tax

THIS HAVING BEEN SET FORTH, the commercial lease that is the object of this instrument is hereby renewed as follows.

RENEWAL OF COMMERCIAL LEASE

The parties agree to renew the aforementioned COMMERCIAL LEASE and its first amendment:

IDENTIFICATION OF LEASED ASSETS

In continuation of the AMENDMENT of the aforementioned COMMERCIAL LEASE of October 27 and November 10, 2006:

AT ROSIERES PRES TROYES (Aube),

In the Hôtel de Bureaux 1, located at 4 rue Gustave Eiffel,

All premises, i.e. floor space of 2,416 m2.

DURATION

This commercial lease renewal is approved for a duration of nine years starting retroactively on December 15, 2012, until December 14, 2021.

Notice upon expiration of each three-year period

Pursuant to Articles L. 145-4 and L. 145-9 of the French Commercial Code, the TENANT shall have authority to terminate this lease upon expiration of each three-year period, by giving notice served by court bailiff at least six months in advance. In the event of late notice or notice given in irregular fashion, the lease shall be renewed for a new three-year period with all tenant obligations deriving therefrom.

It is further noted that pursuant to Article L. 145-4 of the Commercial Code, the LESSOR is authorized to give notice upon expiration of each three-year period if it wishes to claim the provisions of Articles L. 145-18, L. 145-21 and L. 145-24 of the Commercial Code, in order to reconstruct the building, expand it or execute civil works recommended or authorized as part of a property restoration project.

ASBESTOS REGULATION

The LESSOR represents that the leased premises do not fall within the scope of application of Articles R. 1334-14 and thereafter of the French Public Health Code, as the office park in question is covered by a construction permit issued after July 1, 1997.

ENERGY PERFORMANCE DIAGNOSIS

The LESSOR represents that the ASSET falls within the scope of application of Articles R. 134-1 and thereafter of the French Building and Housing Code and that an energy performance diagnosis was prepared by SOCOTEC on March 29, 2013, a copy of which is attached hereto.

Consequently, the building is classified “C” with regard to energy consumption and “C” with regard to greenhouse gas emissions.

The TENANT acknowledges having been informed that, pursuant to Article L. 271-4, II of the Building and Housing Code, it may not apply against LESSOR information contained in the energy performance diagnostic that has only informational value.

ENVIRONMENTAL APPENDIX

Since January 1, 2012, all new commercial and tertiary leases of over 2,000 m2 must be accompanied by an environmental appendix.

This decree applies to all leases current as of July 14, 2013.

The environmental appendix may stipulate obligations imposed on the tenant to limit energy consumption in the premises in question (Environmental Code, Article L. 125-9).

The content of this appendix has been defined by Decree No. 2011-2058 of December 30, 2011 (Journal Officiel, December 31, 2011).

The provisions of this decree have been codified in Articles R. 137-1 to R. 137-3 of the Building and Housing Code.

Article R. 136-1. - The environmental appendix mentioned in I, Article L. 125-9 of the Environmental Code contains the following items, supplied by the lessor:

1. A list, complete description and energy specifications of the building equipment for waste treatment, heating, cooling, ventilation and lighting, as well as any other system linked to the building specifications;

2. Actual annual energy consumption of the equipment and systems in use;

3. Annual water consumption of the leased facilities and equipment and systems in use;

4. Annual quantity of waste generated by the building if the lessor provides for its treatment and, as applicable, the quantity to be collected with a view to reuse or specific process.

Article R. 136-2. - The environmental appendix mentioned in I, Article L. 125-9 of the Environmental Code contains the following items, supplied by the tenant:

1. A list, complete description and energy specifications of the equipment it has installed in the leased premises for waste treatment, heating, cooling, ventilation and lighting, as well as any other system linked to the building specifications;

2. Actual annual energy consumption of the equipment and systems located in the leased premises or in use;

3. Annual water consumption of the leased facilities and equipment and systems in use;

4. Annual quantity of waste generated by the leased premises if the tenant provides for its treatment and, as applicable, the quantity to be collected with a view to reuse or specific treatment.

Article R. 136-3. - With such frequency as they agree upon, the tenant and the lessor hereby establish a schedule of improvements to the energy and environmental performance of the building and the leased premises. Based on this schedule, the two parties commit to an action plan aimed at improving the energy and environmental performance of the building and leased premises.

The AUBE DEPARTMENT assigned the task of preparing this environmental appendix to the company SOCOTEC, and the appendix was completed on April 12, 2013 and is attached hereto.

The appendix contains a list, the complete description and energy specifications of the equipment and systems of the leased premises, particularly the annual water and power consumption.

The parties are required to collaborate to prepare a schedule for improving the energy and environmental performance of the property, and commit together to an action plan aimed at improving the building’s energy and environmental score.

The parties agree, for the entire duration of the lease, to attain and maintain the objectives and recommendations mentioned in the environmental appendix and in particular on energy and water consumption and waste management.

The Tenant and the Lessor must provide to each other all useful information on the energy consumption of the leased premises.

NATURAL AND TECHNOLOGICAL RISKS

Pursuant to Article L. 125-5 of the Environmental Code, the LESSOR represents that the ASSET covered by this lease is located in a community (commune):

•	not covered by a plan for the prevention of natural or technological risks,

•	exposed to the following natural and technological risks:

Landslide - Differential settling

Earthquake Seismic zone: 1

Dam collapse

Landslide - Sinking and caving related to underground cavities (excluding mines)

•	having been subject to the following natural disaster order:

Type of disaster	Starting	Ending	Recorded	In the JO of
Flood, mudslides and landslides	12/25/1999	12/29/1999	12/29/1999	12/30/1999

The LESSOR represents that as far as it is aware, the property covered by this lease has not incurred any damage that has given rise to payment of an insurance indemnification against risks of natural disaster (Article L. 125-2 of the French Insurance Code) or technological risks (Article L. 128-2 of the Insurance Code).

The TENANT represents that it intends to assume personal responsibility for these provisions and prohibits any recourse against the LESSOR in this regard.

LEASE PAYMENT - REVISION OF LEASE PAYMENT

The LESSOR and the TENANT have agreed to increase the annual lease payment to the sum of €290,566.29 net of taxes, i.e., €24,213.86 per month, payable monthly and in advance on the 1st of each month, subject to revision each year and for the first time on December 15, 2013 based on the commercial lease index (index applied for the 2nd quarter of 2012: 107.65).

By express consent, this revision shall apply automatically with no notification by extra-judicial instrument or by registered letter with acknowledgement of receipt, nor any notice to perform being needed to render the revised amount of the lease payment due.

In the event that the contractual comparison index is no longer published on the scheduled annual revision date, the lease payment due shall be calculated provisionally by taking as comparison index the latest index known on that date, to be adjusted upon publication of the index.

In the event of change or replacement of the chosen index, the new index shall duly replace the former one under the conditions and according to the published coefficient.

In the case of pure and simple elimination of the index chosen above, it shall be replaced by a new equivalent index, set by mutual agreement between the parties or, failing this, by an arbitration tribunal.

The absence of benchmark index shall not entitle the TENANT to delay or defer settlement of each lease payment due, based on the last known index, except in the case of a subsequent reassessment as soon as the difficulty is resolved.

Finally, it is stipulated that this clause shall not constitute an obstacle to any request for revision that might be filed by either party, pursuant to Articles L. 145-37 and L. 145-38 of the Commercial Code.

LEASE EXPENSES

The parties also agree to add to such principal lease payment a monthly provision of €490.00 net of tax, i.e., €5,880.00 net of tax per year, payable monthly and in advance, for maintenance agreements signed or to be signed by the AUBE DEPARTMENT (heating, elevator, fire alarm, extinguishers and smoke clean-up) and facility inspection agreements (electrical and elevator).

This sum shall be subject to annual revision depending on expenses actually incurred.

The provisions paid shall be subject to an account adjustment each calendar year.

OTHER EXPENSES

LDR MEDICAL, which occupies all the premises of the Hôtel de Bureaux, shall assume direct financial responsibility for all building operating expenses (water, electricity, heating, etc.) as well as direct payment of all such expenses.

LDR MEDICAL shall also reimburse the LESSOR for the value of the property tax, household waste collection tax, management costs generated by such taxes, or any other taxes that might replace them.

SECURITY DEPOSIT

Since the total amount of the security deposit must be equivalent to twice the monthly lease payment, following revision of the lease the parties agree to a security deposit of TWELVE THOUSAND, NINE HUNDRED EIGHTY-EIGHT EUROS and SEVENTY-TWO CENTIMES (€12,988.72), in addition to:

*	the sum paid upon signing the commercial lease,
*	and the sum paid today by the TENANT to the LESSOR, which gives good and valid discharge thereof,

NOTED FOR DISCHARGE

Thereby bringing the total value of the security deposit to €48,427.72.

The other conditions of the COMMERCIAL LEASE not amended pursuant to this instrument remain unchanged.

EXPENSES

All expenses, fees and honoraria specified hereunder and any that may subsequently be the consequence thereof, without exception or reserve whatsoever, including the cost of the executable copy to be forwarded to the LESSOR, shall be assumed and discharged by the TENANT, that so agrees.

VALUE ADDED TAX

The lease payment shall be understood as being net of tax and subject to Value Added Tax.

The LESSOR shall consequently invoice the TENANT for the value of the tax and related items, in accordance with the tax rate in force upon each due date; such tax must be paid at the same time as the lease payment itself, and in accordance with the conditions stipulated in the agreement.

ELECTION OF DOMICILE

For execution of this instrument and any follow-up instruments, the parties elect the domicile of their respective residences.

NOTED FOR THE RECORD, IN SEVEN PAGES

Having been read, the parties certified the representations concerning them as accurate, and the undersigned notary collected their signatures, at the Hôtel du Département,

June 24, 2013

and the undersigned notary signed it on this same day.

Signatures follow

FOR AUTHENTIC COPY

Issued and certified as consistent with the original, by the undersigned Notary,

Prepared on SEVEN pages without correction or deletion.

[seal]

Attorney Pascal COSSARD, Notary

TROYES (Aube)

[signature]

This document bound by the ASSEMBLACT R.C. process that prevents any substitution or addition has been signed on the last page. Application of Decree 71:941 of 11-26-71 ART 9-15.